                                                                   EXHIBIT 10.27

                         SALOMON BROTHERS REALTY CORP.
                           SEVEN WORLD TRADE CENTER
                           NEW YORK, NEW YORK 10048



                                                August 27, 1997

New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612

Attention:     Mr. Brad Morrice
               President & General Counsel

Ladies and Gentlemen:

        This letter agreement (the "Letter Agreement") confirms the understanding and agreements between New Century Mortgage Corporation ("New Century") and Salomon Brothers Realty Corp. ("Salomon"), under the terms set forth herein, regarding (i) New Century's agreement to securitize certain adjustable rate, one-to-four family, first lien mortgages (the "Mortgage Loans") either (a) using Salomon Brothers Mortgage Securities VII Inc. or (b) pursuant to a shelf registration filing of New Century in connection with pass-through transfers with respect to which Salomon or one of its affiliates is the sole underwriter and (ii) Salomon's agreement to provide an aggregation line to New Century in connection with certain mortgage loans that are originated by New Century.

        1.    Mortgage Loans.
              --------------

        (a)   In General. New Century hereby agrees to securitize Mortgage
              ----------
Loans with an unpaid principal balance, as of the date of securitization, of not less than $750,000,000 between September 1, 1997 and June 30, 1998, securitized through a program of securitizations (the "Securitizations") of AAA and Aaa-rated mortgage-backed securities (the "Securities") either (i) using Salomon Brothers Mortgage Securities VII Inc. or (ii) pursuant to a shelf registration filing of New Century in connection with pass-through transfers with respect to which Salomon or one of its affiliates is the sole underwriter.

        (b)   Servicing of the Mortgage Loans. Unless otherwise agreed to
              -------------------------------
between Salomon and New Century, New Century shall service the Mortgage Loans through Comerica or such other sub-servicer which Salomon has accepted in writing, as the sub-servicer (the "Sub-Servicer"); provided that, Salomon shall have the right to perform due diligence on any entity appointed as servicer or sub-servicer of the Mortgage Loans (including Comerica) and may require New Century to select another servicer or sub-servicer to the extent that Salomon is not satisfied with the results of such due diligence. The Mortgage Loans shall be serviced pursuant to the terms of the Mortgage Loan Purchase and Servicing Agreement currently in effect between

New Century Mortgage Corporation
August 27, 1997                                                          Page 2.


Salomon and New Century. New Century or the Sub-Servicer shall remit payments of principal and interest to Salomon on a date prior to the 25th day of each month beginning with the month after the Settlement Date (as defined in Section 3(a)) to permit remittances to certificateholders on the 25th day of each month in connection with a securitization, shall enforce "due-on-sale" provisions to the extent permitted by law, shall administer all escrow/impound deposits, shall pay compensating interest on principal prepayments in any month up to the amount of its servicing compensation in such month, and shall make all servicing advances on any Mortgage Loan (including advances of delinquent principal and interest payments) on the Mortgage Loans. New Century or the Sub-Servicer shall be required to make advances in respect of delinquent payments of principal and interest on the Mortgage Loans through foreclosure and in connection with any properties acquired by the related trustee in any securitization transaction through liquidation of such properties, subject to New Century's or the Sub-Servicer's determination regarding recoverability. The Mortgage Loans shall be serviced for a servicing fee equal to .50% per annum payable monthly on the then-outstanding principal balance of each Mortgage Loan (the "Servicing Fee"). Any fee payable to the Sub-Servicer shall be paid by New Century without any right of reimbursement by Salomon.

        (c)    Conditions Precedent to Mortgage Loan Purchases. Salomon's
               -----------------------------------------------
obligation to purchase any Mortgage Loans which it accepts for its Aggregation Line (as defined in Section 3(a)) shall be subject to each of the following conditions:

           (i) there shall have been delivered to Salomon a Trust Receipt issued by First Bank National Association ("First Bank") with a mortgage loan schedule attached thereto and an exception report which is acceptable to Salomon in its sole discretion;

           (ii) Salomon shall have had an opportunity to perform a due diligence review of each Mortgage Loan and shall have arranged for reappraisals of value with respect to each Mortgage Loan if desired by Salomon; and

           (iii) New Century shall have provided to Salomon such other documents which are then required to have been delivered under the Purchase and Sale Agreement (as defined in Section 3(a)) or which are reasonably requested by Salomon, which other documents may include UCC financing statements, a favorable opinion or opinions of counsel with respect to matters which are reasonably requested by Salomon, and/or an officer's or secretary's certificate.

        2.    Securitizations.
              ---------------

        (a)   In General. As noted above, New Century shall meet its commitment
              ----------
to Salomon with respect to not less than $750,000,000 in Mortgage Loans between September 1,

New Century Mortgage Corporation
August 27, 1997                                                          Page 3.


1997 and June 30, 1998 by using Salomon Brothers Mortgage Securities VII Inc. or a shelf registration statement of New Century pursuant to transactions in which Salomon or an affiliate shall act as the sole underwriter. In connection with any such offering, New Century shall appoint Salomon as New Century's exclusive underwriter of New Century's mortgage loan securitization transactions. New Century will pay to Salomon promptly upon the closing of each Securitization an underwriting discount equal to the product of (i) the applicable Underwriting Fee Percentage (as defined herein) multiplied by (ii) the aggregate unpaid principal balance of the Mortgage Loans subject to such Securitization (the "Underwriting Fee"). The "Underwriting Fee Percentage" with respect to each Securitization shall be one-fourth of one percent (0.25%). If in any given period commencing with the period from September 1, 1997 through December 31, 1997, and thereafter on a quarterly basis, New Century fails to pay Salomon a cumulative Underwriting Fee of at least $500,000, New Century shall pay to Salomon on the last business day of such period an amount equal to (i) $500,000 less (ii) the cumulative Underwriting Fee for such period; provided, however, that any Underwriting Fees paid by New Century in any quarter in excess of $500,000 shall be carried forward and applied toward New Century's Underwriting Fee commitment hereunder; provided, further, that the minimum quarterly Underwriting Fee commitment shall not apply in any quarter in which New Century utilizes Salomon or an affiliate as the exclusive underwriter for all adjustable rate securitizations completed by New Century during such quarter. In addition, if on June 30, 1998 (or August 31, 1998 in the event that this Letter Agreement is extended pursuant to Section 5(c) hereof), New Century has not paid to Salomon a cumulative Underwriting Fee of at least $1,875,000, New Century shall pay to Salomon on the last business day of such period an amount equal to (i) $1,875,000 less (ii) the cumulative Underwriting Fee.

       (b) Expenses. New Century shall pay all reasonable costs and expenses
           --------
arising from the preparation for and execution of the Securitizations, including but not limited to, the fees and disbursements of legal counsel (including investor's counsel in any private placement, if retained), rating agency fees, credit enhancement fees, SEC registration fees (or equivalent ratable fees of a Salomon affiliate in lieu thereof if such affiliate's shelf registration is utilized), auditors' fees, due diligence expenses (other than Salomon's), costs of preparing and printing any offering documents and trustee fees, etc. Salomon shall be responsible for the fees and disbursements of its own legal counsel and any due diligence expenses incurred by Salomon. It is understood and agreed that New Century may require that the parties incurring or charging such costs and expenses agree in advance that they are payable or reimbursable by New Century only to a specified reasonable extent or cap.

       (c) Information. New Century will furnish Salomon with all financial and
           -----------
other information concerning New Century as Salomon deems reasonably appropriate in connection with the performance of the services contemplated by this letter and in that connection will provide Salomon with reasonable access during normal business hours to New Century's officers, directors, employees, accountants, and other representatives. New Century acknowledges and confirms that Salomon (i) will rely on such information in the performance of the services contemplated by this letter without independently investigating or verifying any of it and (ii) assumes no responsibility for the accuracy or completeness of such information.

New Century Mortgage Corporation
August 27, 1997                                                          Page 4.


       (d) Offering Documents. In connection with each Securitization, New
           ------------------
Century will be solely responsible for the contents of any private placement memorandum, prospectus supplement or other offering document used in connection with the placement of the Securities (as such documents may be amended or supplemented and including any information incorporated therein by reference, the "Offering Document") and any and all other written communications provided by, or authorized to be provided on behalf of, New Century to any actual or prospective purchaser of the Securities except to the extent such contents of the Offering Document are provided by Salomon in writing expressly for use in the Offering Document and provided that any statistical, tabular or similar information, including computer runs, initially prepared by or on behalf of Salomon (but as to which Salomon is not taking responsibility in the Offering Document) shall have been verified by New Century's independent public accountants. New Century shall represent and warrant that the Offering Document and such other written communications will not, as of the date of the offer or sale of the Securities or the closing date of any such sale, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such representation and warranty will not cover information provided in writing by Salomon for use specifically in such Offering Document. New Century shall authorize Salomon to provide the Offering Document to prospective purchasers of the Securities. If at any time prior to the completion of the offer and sale of the Securities an event occurs as a result of which the Offering Document (as then supplemented or amended) would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, New Century will promptly notify Salomon of such event and Salomon will suspend solicitations of prospective purchasers of the Securities until such time as New Century shall prepare (and New Century agrees that, if it shall have notified Salomon to suspend solicitations after orders have been accepted from prospective purchasers, it will promptly prepare) a supplement or amendment to the Offering Document which corrects such statement or omission.

       (e) Indemnification. New Century agrees to indemnify and hold harmless
           ---------------
Salomon and each person who controls Salomon within the meaning of either the Securities Act of 1933, as amended (the "Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act") against any and all losses, claims, damages or liabilities, joint or several, suffered or incurred which arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Document or in any revision or amendment thereof or supplement thereof or arise out of or are based upon the omission or alleged omission to state in the Offering Document or in any revision or amendment thereof or supplement thereto a material fact required to be stated therein or the omission or alleged omission to state a material fact in any Offering Document or in any revision or amendment thereof or supplement thereto necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by it or him in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however that New Century shall not be liable to
                     --------  -------
Salomon or any person who controls Salomon to the extent that any misstatement or alleged misstatement or

New Century Mortgage Corporation
August 27, 1997                                                          Page 5.


omission or alleged omission was made in reliance upon and in conformity with the information provided in writing to New Century by Salomon specifically for inclusion in the Offering Document. This indemnity agreement will be in addition to any liability which New Century may otherwise have.

       In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 2(e) is due in accordance with its terms but is for any reason held by a court to be unavailable on grounds of policy or otherwise, the parties entitled to indemnification thereunder shall be entitled to contribution for the aggregate losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending same) to which it or they may be subject, except that no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, consideration shall be given to the relative benefits and also the relative fault of the party in connection with the statements or omissions that resulted in losses, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and/or prevent the breach, and any other equitable considerations appropriate under the circumstances. For purposes of this Section 2(e), each person who controls Salomon within the meaning of either the Act or the Exchange Act shall have the same rights to contribution as Salomon. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against New Century under this Section 2(e), notify New Century, but the omission to so notify New Century shall not relieve New Century from any other obligation it may have hereunder or otherwise than under this Section 2(e).

       (f) All financial data and other documentation prepared by Salomon in connection with the transactions contemplated hereby (including, without limitation, any computer models, cash flow analyses, and any documentation prepared by counsel for Salomon) shall be proprietary to Salomon. Except as otherwise required by law, neither New Century, any New Century affiliate, nor any person acting on behalf of any of them (including, without limitation, counsel and the independent accountants to New Century) shall disseminate, distribute, or otherwise make available such data or documentation without Salomon's prior written consent (other than New Century making such data available to any New Century affiliate, its counsel or its independent accountants, in each case on a need-to-know basis).

        This Section 2 shall survive the termination of this Letter Agreement.

        3.    Aggregation Line.
              ----------------

        (a) In General. In addition to the rights provided to Salomon pursuant
            ----------
to Sections 1 and 2 of this Letter Agreement, Salomon shall make available to New Century an aggregation line (the "Aggregation Line") pursuant to which Salomon shall simultaneously purchase from, and

New Century Mortgage Corporation
August 27, 1997                                                          Page 6.


sign a forward commitment to resell to, New Century adjustable rate Mortgage Loans that are deemed acceptable for such Aggregation Line as set forth below. For purposes of the Aggregation Line, Mortgage Loans shall be deemed to be adjustable rate Mortgage Loans if they do not include any period of more than three years during which the related mortgage interest rate thereunder will not be subject to adjustment. Only Mortgage Loans which are deemed to be adjustable rate Mortgage Loans by Salomon in its sole discretion shall be eligible for inclusion under the Aggregation Line. Notwithstanding the foregoing, New Century shall have until September 30, 1997 to remove from the Aggregation Line any fixed rate Mortgage Loans currently subject to the Aggregation Line. Such Mortgage Loans shall be removed from the Aggregation Line upon three Business Day's prior notice to Salomon but in no event later than September 30, 1997.
The Aggregation Cost (as defined below) for such Mortgage Loans shall equal One Month LIBOR plus 1.25%. In the event that any such fixed rate Mortgage Loan has not been removed from the Aggregation Line on or before September 30, 1997, Salomon may, in its sole discretion permit such fixed rate Mortgage Loan to remain subject to the terms of the Aggregation Line at an Aggregation Cost (as defined below) equal to One Month LIBOR plus 2.00%. It is understood and agreed that in connection with the resale of the Mortgage Loans by Salomon to New Century pursuant to the prior sentence, Salomon shall not make any representations and warranties regarding the Mortgage Loans and the Mortgage Loans will not be subject to due diligence review by New Century. The Aggregation Line shall be more fully documented pursuant to the Mortgage Loan Purchase and Sale Agreement (the "Purchase and Sale Agreement") to be entered into between New Century and Salomon, which shall be substantially similar in form to the Mortgage Loan Purchase and Sale Agreement dated November 4, 1996 between New Century and Salomon. Under the Purchase and Sale Agreement, New Century will make standard secondary market corporate representations and warranties as of the date such Purchase and Sale Agreement is executed and as of any settlement date for the purchase and sale of any Mortgage Loans pursuant to such Purchase and Sale Agreement (each such date, a "Settlement Date") and New Century shall make standard secondary market representations and warranties with respect to each Mortgage Loan as of the Settlement Date on which such Mortgage Loan is sold to Salomon. In the event that New Century satisfies its obligations under the terms of this Letter Agreement, the Aggregation Line shall terminate on the last day of the calendar quarter in which New Century satisfies its obligations to Salomon pursuant to Section 1(a) of this Letter Agreement.

       The Purchase Price with respect to each Mortgage Loan which conforms to the Underwriting Standards of New Century which were most recently reviewed and approved by Salomon and which is not a Problem Mortgage Loan (as defined in Section 3(b) or a Non-Standard Mortgage Loan (as defined in Section 3(c) (a "Standard Mortgage Loan") shall be equal to the market value of such Mortgage Loan, as determined by Salomon acting in good faith. The Purchase Price for each Non-Standard Mortgage Loan shall be equal to the lesser of (i) the market value of such Mortgage Loan as determined by Salomon acting in good faith or
(ii) the amount determined in accordance with the provisions of Section 3(c)(ii) of this Letter Agreement. Unless Salomon provides notice to New Century and First Bank, the Purchase Price for each Standard Mortgage Loan shall be equal to at least 103% of the unpaid principal balance of such Standard

New Century Mortgage Corporation
August 27, 1997                                                          Page 7.


Mortgage Loan and the Purchase Price with respect to each Non-Standard Mortgage Loan shall be equal to at least 100% of the unpaid principal balance of such Non-Standard Mortgage Loan.

       The repurchase price shall reflect the agreed upon return to Salomon for providing the Aggregation Line (the "Aggregation Cost"). With respect to any Mortgage Loan which is a Standard Mortgage Loan, the Aggregation Cost shall equal One Month LIBOR plus 1.25%. With respect to any Problem Mortgage Loan or Non-Standard Mortgage Loan, or in the event that New Century sells any Mortgage Loan which is subject to the Aggregation Line to a party other than Salomon, the Aggregation Cost shall equal One Month LIBOR plus 2.00%. In the event that a Mortgage Loan is sold to a party other than Salomon, the Mortgage Loan shall be subject to the foregoing increased rate from the day such Mortgage Loan became subject to the Aggregation Line until the date of the sale to such third party. A copy of the letter with the terms to the sale to such third party shall be delivered to Salomon. New Century shall retain principal and interest on any Mortgage Loans subject to the Aggregation Line.

       The Aggregation Line, inclusive of any Problem Mortgage Loans and Non-Standard Mortgage Loans, at any one time shall be limited to $335 million in amount of Mortgage Loans and shall have a term of one month; provided that, Salomon may, in its sole discretion, increase the maximum amount of the Aggregation Line to an amount not in excess of $400 million to the extent requested by New Century to accumulate adjustable rate Mortgage Loans which New Century has committed to securitize using Salomon as the sole underwriter. The maximum amount of Problem Mortgage Loans and Non-Standard Mortgage Loans in the Aggregation Line shall not exceed $35 million at any one time.

       New Century shall have the right to add Mortgage Loans to the Aggregation Line up to four times each month. Standard Loans may be removed from the Aggregation Line once a month on the roll date. Problem Mortgage Loans and Non-Standard Mortgage Loans may be removed from the Aggregation Line with two weeks prior written notice by New Century to Salomon.

       Salomon shall provide not less than twenty eight days' prior notice to New Century and First Bank (or such other warehouse lender as directed by New Century) in the event that Salomon elects to not renew the Aggregation Line for any month.

       (b) Problem Mortgage Loans. Salomon, in its sole discretion, may
           ----------------------
determine that a Mortgage Loan is (x) of insufficient quality to be financed or purchased, (y) missing documentation or other information and such problem is not cured by New Century in sixty days or (z) a loan which is delinquent at the time of financing by Salomon, which becomes delinquent during such financing by Salomon or was more than thirty days delinquent on one or more occasions in the prior twelve months (each such Mortgage Loan, a "Problem Mortgage Loan"). Problem Mortgage Loans shall be subject to the following qualifications with respect to the Aggregation Line:

New Century Mortgage Corporation
August 27, 1997                                                  Page 8.


          (i) the maximum Aggregation Line with respect to Problem Mortgage Loans shall equal $10 million as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket; and

         (ii) the Purchase Price shall be equal to (A) for the first ninety-day period after purchase, 80% of the unpaid principal balance of the Problem Mortgage Loan as of the date of purchase and (B) thereafter, 80% of the unpaid principal balance of the Problem Mortgage Loan, minus 20% of the unpaid principal balance of such Problem Mortgage Loan for each additional month after the initial ninety-day period.

In the event that Salomon determines in its sole discretion that any Problem Mortgage Loan has ceased to be a Problem Mortgage Loan, such Mortgage Loan shall be treated as a Standard Loan or a Non-Standard Mortgage Loan, as the case may be, as of the first day of the month following such determination.

       (c) Non~Standard Mortgage Loans. "Non-Standard Mortgage Loans" are
           ---------------------------
defined as any Mortgage Loan (x) with an unpaid principal balance in excess of $1,000,000; or (y) that has a loan-to-value ratio in excess of 85.00% (up to a maximum of 90.00%); provided, however, at its option, Salomon may deem a Mortgage Loan with an unpaid principal balance of no more than $1,500,000 to be a Standard Loan. In addition, if (i) Mortgage Loans with a loan-to-value ratio greater than 80% (but not more than 85%) have an aggregate unpaid principal balance in excess of $30 million and (ii) Mortgage Loans with unpaid principal balances greater than $500,000 and less than or equal to $1,500,000 have an aggregate unpaid principal balance in excess of $10 million, such excess amounts shall be deemed "Non-Standard Mortgage Loans". No Mortgage Loan shall be subject to the terms of the Aggregation Line if the unpaid principal balance of such Mortgage Loan exceeds $1,500,000 or if such Mortgage Loan is not a first lien. Non-Standard Mortgage Loans shall be subject to the following qualifications with respect to the Aggregation Line:

          (i) the maximum Aggregation Line with respect to Non-Standard Mortgage Loans shall equal $30 million (of which no more than $5 million shall have unpaid principal balances greater than $500,000 (including any Problem Loans with unpaid principal balances greater than $500,000) and no more than $15 million shall be Mortgage Loans with a loan-to-value ratio in excess of 85.00% (up to a maximum of 90.00%)), as of any trade date on which there was formal notification of a trade by a confirmation letter or trade ticket; and

New Century Mortgage Corporation
August 27, 1997                                                 Page 9.


         (ii) the maximum Purchase Price for the first sixty days shall be par and thereafter, the maximum Purchase Price shall be calculated pursuant to Section 3(b)(ii) above.

       (d)   Mortgage Loan Schedule. No Mortgage Loan shall be included in the
             ----------------------
Aggregation Line unless New Century shall have delivered to Salomon at least 72 hours prior to such inclusion, a magnetic tape, in a format acceptable to Salomon, consisting of the loan characteristics agreed upon by Salomon and New Century with respect to each Mortgage Loan.

       (e)   Marketing of Mortgage Loans. Salomon may market the Problem
             ---------------------------
Mortgage Loans and Non-Standard Mortgage Loans on New Century's behalf for a purchase price acceptable to New Century and shall provide New Century with a copy of a trade ticket or letter of intent with respect to any commitment to sell such Mortgage Loans. New Century must advise Salomon within sixty days after inclusion of each Mortgage Loan in the Aggregation Line of the course of action it intends to take with respect to such Mortgage Loan (i.e., securitization, whole loan sale, etc.).

       4.    Financing of CE Bonds. Salomon shall provide financing for the CE
             ---------------------
bonds (the "CE Bonds") created by the asset-backed structure on any New Century securitizations which Salomon has acted as the sole underwriter pursuant to this Letter Agreement. Such financing shall be performed at a rate equal to 75% of the present value of the CE Bonds, as determined by Salomon. The CE Bonds shall be financed by Salomon at a financing fee equal to One Month LIBOR plus 1.50% and will be subject to standard provisions of the PSA master repurchase agreement. In addition, at the option of New Century, Salomon may, but is not obligated to, provide the financing of CE Bonds created by asset-backed structures on securitizations for which Salomon is not acting as sole underwriter.

        5.   Termination.
             -----------

       (a) New Century shall have the right to terminate its obligations hereunder upon (i) any material default by Salomon of its obligations under this Letter Agreement which is not cured within 30 days following written notice of such default to Salomon by New Century or (ii) the payment by New Century to Salomon of a termination fee equal to 0.25% times the unfulfilled volume commitment hereunder.

       (b) Salomon shall have the right to terminate this Letter Agreement upon the occurrence of any of the following events (each, a "Termination Event"):

          (i) the judgment by Salomon in good faith that a material adverse change has occurred with respect to the business, properties, assets or condition (financial or otherwise) of New Century;

New Century Mortgage Corporation
August 27, 1997                                            Page 10.


       (ii) Salomon shall reasonably request, specifying the reasons for such request, information, and/or written responses to such requests, regarding the financial well-being of New Century and such information and/or responses shall not have been provided within three business days of such request;

       (iii) Either (A) a change in control of New Century shall have occurred other than in connection with and as a result of the issuance and sale by New Century of registered, publicly offered common stock; or (B) Salomon determines in its sole discretion that any material adverse change has occurred in the management of New Century;

       (iv) There is (A) a material breach by New Century of any representation and warranty contained in the Purchase and Sale Agreement, other than a representation or warranty relating to particular Mortgage Loans, and Salomon has reason to believe in good faith either that such breach is not curable within 30 days or that such breach may not have been cured in all material respects at the expiration of 30 days following discovery thereof by New Century or (B) a failure by New
                                                  --
                 Century to make any payment payable by it under the Purchase and Sale Agreement or (C) any other failure by New Century to
                                    --
                 observe and perform in any material respect its material covenants, agreements and obligations with Salomon, including without limitation those contained in the Purchase and Sale Agreement, and Salomon has reason to believe in good faith that such failure may not have been cured in all material respects at the expiration of 30 days following discovery thereof by New Century;

        (v) There shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets is such as to make it, in the judgment of Salomon, impracticable to continue the commitment; or

       (vi) New Century fails to provide written notification to Salomon of any change in its loan origination, acquisition or appraisal guidelines or practices, or New Century, without the prior consent of Salomon (which shall not be unreasonably withheld), amends in any material respect its loan origination, acquisition or appraisal guidelines or practices;

New Century Mortgage Corporation
August 27, 1997                                               Page 11.


provided, that Salomon shall have the right to dispose of any collateral held by Salomon pursuant to this Letter Agreement or pursuant to the CE Facility in order to remedy any default based upon a Termination Event occurring hereunder or under the CE Facility.

    (c) Subject to the provisions of Paragrah 3 of this Letter Agreement, this Letter Agreement shall terminate upon the earlier of (i) satisfaction of the $750,000,000 commitment and (ii) June 30, 1998; provided that the CE Financing provided for in Section 4 shall continue under its terms; provided further that, in the event that New Century has not effected the securitization of any adjustable rate Mortgage Loans during the term of this Letter Agreement with any underwriter other than Salomon, then Salomon, in its sole discretion may extend the term of this Letter Agreement to August 31, 1998.

        Notwithstanding any other provision of this Section 5, any grace or notice period provided herein in respect of a notice to be given or action to be taken by Salomon may be shortened or eliminated by Salomon if, in its sole good faith discretion, it is unreasonable to do so under the circumstances, taking into consideration, among other things, the volatility of the market for the Mortgage Loans or other Securities involved, the extent and nature of any Termination Event (or events which with the giving of such notice and passage of time would constitute Termination Events) and the risks inherent in deferring the exercise of remedies for the otherwise applicable grace or notice period.

        6.    General Provisions.
              ------------------

        (a)    Salomon's Discretion. It is understood that Salomon shall have
               --------------------
absolute discretion in determining whether to accept or reject any proposed offer or proposal to securitize any Mortgage Loan. Notwithstanding the foregoing, however, subject to New Century's representations, warranties and covenants as set forth herein and in any related agreements, all Standard Mortgage Loans, Non-Standard Mortgage Loans and Problem Mortgage Loans originated by New Century in accordance with the underwriting standards of New Century which were most recently approved by Salomon shall be eligible for financing under the Aggregation Line in accordance with the terms hereof; provided, however, Salomon shall have no obligation to finance any Mortgage Loan that New Century intends to sell to a party other than Salomon. It is further understood that Salomon shall have absolute discretion in determining whether any Mortgage Loan is a Standard Mortgage Loan, Non-Standard Mortgage Loan or Problem Mortgage Loan.

        (b)    Governing Law. This Letter Agreement shall be governed by and
               -------------
construed in accordance with the laws of the State of New York (without regard to its conflicts of laws principles).

        (c)    Amendment or Waiver. This Letter Agreement may not be amended or
               -------------------
modified except in writing signed by each of the parties hereto.

New Century Mortgage Corporation
August 27, 1997                                                Page 12.

       (d)    Counterparts. This Letter Agreement may be executed
              ------------
simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

       (e)    Severability Clause. Any part, provision, representation or
              -------------------
warranty of this Letter Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Letter Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Letter Agreement shall deprive any party of the economic benefit intended to be conferred by this Letter Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Letter Agreement without regard to such invalidity.

       (f)    No Partnership. Nothing herein contained shall be deemed or
              --------------
construed to create a co-partnership or joint venture between the parties hereto.

       (g)    Further Agreements. New Century and Salomon each agree to execute
              ------------------
and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Letter Agreement.

       Please confirm that the foregoing is in accordance with your understanding by signing this letter of agreement and two enclosed copies and returning to us the enclosed copies. The letter signed by you shall constitute a binding agreement between us as of the date first above written.

                                       Yours sincerely,

                                       SALOMON BROTHERS REALTY CORP.



                                       By: /s/ Gregory P. Petroski
                                           ----------------------------
                                       Name: Gregory P. Petroski
                                             --------------------------
                                       Title: Authorized Agent
                                              -------------------------

ACCEPTED AND AGREED TO
AS OF THE DATE FIRST ABOVE WRITTEN:

NEW CENTURY MORTGAGE CORPORATION

By: /s/ Brad A. Morrice
    --------------------------------
Name: Brad A. Morrice
      ------------------------------
Title: CEO
       -----------------------------

                                   EXHIBIT A

                            MORTGAGE LOAN SCHEDULE